Sub-Item 77-Q1 (f): Letter from the registrant’s independent accountant furnished pursuant to          sub-item 77K

January 26, 2010

Tait, Weller & Baker LLP

1818 Market Street, Suite 2400

Philadelphia, PA 19103

215-979-8800

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

RE:  Exhibit B: Sub-Item 77K

Commissioners:

We have read the statements made by The Henssler Equity Fund (the “Fund”) regarding Changes in the Registrant’s Certifying Accountant which was filed with the Securities and Exchange Commission pursuant to Item 77K of the Fund's Amended Form N-SAR for the semi-annual period ended October 31, 2005.   We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/Tait, Weller & Baker LLP